As filed with the Securities and Exchange Commission on April 22, 2003
                             File No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                              GREENLAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

NEVADA . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               87-0439051
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification Number)

                               17075 Via Del Campo
                               San Diego, CA 92127
              (Address and zip code of principal executive offices)

                         AMENDED 1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  Thomas Beener
                               17075 Via Del Campo
                               San Diego, CA 92127
                     (Name and Address of Agent for Service)

                                 (858) 451-6120
    (Registrant's telephone number, including area code of Agent for Service)
If  any  of  the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment  plans,  check  the  following  box:   X
                         CALCULATION OF REGISTRATION FEE


                        Proposed maximum  Proposed maximum
Title of securities to  Amount to be      offering price per    Aggregate offering   Amount of
be registered. . . . .  Registered        share (1)             Price                Registration fee
----------------------  ----------------  --------------------  -------------------  -----------------

Common Stock . . . . .        22,700,000  $               0.01  $        227,000.00  $           20.88
----------------------  ----------------  --------------------  -------------------  -----------------

(1) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993 with respect to 22,700,000 non-outstanding warrants which are subject to future grant under the plan, based the average of the bid and asked prices per share of the registrant's common stock reported by the OTC Nasdaq Stock Market on March 24, 2003.

                                EXPLANATORY NOTE

This registration statement registers offers and sales of shares of common stock, issuable upon the exercise of warrants granted under our Amended 1999 Stock Option Plan that may include shares that constitute "control securities" under General Instruction C to Form S-8. These control securities may be offered and sold on a continuous or delayed basis in the future under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"). The Board of Directors has and is authorized to sell or award up to 100,000,000 shares and/or options of the Company's Common Stock, $.001 par value per share ("Common Stock").

This registration statement contains two parts. The first part contains an "offer prospectus" prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8.

                                OFFER PROSPECTUS
                        IMAGING TECHNOLOGIES CORPORATION

  22,700,000 Shares of Common Stock under the Amended 1999 Stock Option Plan of
                              Greenland Corporation

The shares we are registering are either currently held by or will be issued to certain of our stockholders upon the exercise of stock options granted under our Amended 1999 Stock Option Plan. We will pay the expenses of registering the shares.

Our common stock is quoted on the NASD Over-The-Counter Bulletin Board under the symbol "GRLC." The last reported sale price of the common stock on the Nasdaq National Market on April 22, 2003 was $0.01 per share.

You should carefully consider the "Risks Factors" section beginning on page 3 of this Offer Prospectus.

These shares have not been approved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined whether this Prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

              THE DATE OF THIS OFFER PROSPECTUS IS APRIL 22, 2003.

                                TABLE OF CONTENTS

ABOUT GREENLAND CORPORATION             . . . . . .   5
RISK FACTORS                       .. . . . . . . .   5
PROCEEDS FROM SALE OF THE SHARES. . . . . . . . . .  11
SELLING STOCKHOLDERS. . . . . . . . . . . . . . . .  11
HOW THE SHARES MAY BE DISTRIBUTED . . . . . . . . .  12
LEGAL                           . . . . . . . . . .  13
EXPERTS . . . . . . . . . . . . . . . . . . . . . .  13
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . .  13
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .  13
INDEMNIFICATION OF DIRECTORS AND DIRECTORS. . . . .  14

                               PROSPECTUS SUMMARY

This is only a summary and does not contain all of the information that may be important to you. You should read the more detailed information contained in this prospectus and all other information, including the financial information and statements with notes, referred to in this prospectus as discussed in the "Where You Can Find More Information" section of this prospectus.

THE  COMPANY

References in this Prospectus to "Greenland." "GRLC," the "Company," "we" or "us" are to Greenland Corporation and our wholly-owned direct and indirect subsidiaries, Check Central, Inc., ("Check Central"), incorporated under the laws of the state of Nevada in May 1998 (owned 100% by the Company), and ExpertHR, Inc., incorporated under the laws of the state of Nevada in November 1999 (originally named Showtracks, Inc.) (owned 100% by the Company).

Over the past several years, Greenland has been involved in the development and marketing of automated check cashing products and technologies. We have worked on the development and marketing of our MAXcash automated banking machine ("ABM"), a product similar in form to an automated teller machine ("ATM").

In January 2003, we acquired ExpertHR, Inc. in order enter the professional employment organization "(PEO") business. Accordingly, we now provide comprehensive personnel management services through ExpertHR, Inc., which provides a broad range of services, including benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, and employer liability management to small and medium-sized businesses.

Greenland is a Nevada corporation formed in July 1986, (originally named Zebu, Inc.) Our principal executive offices are located at 17075 Via Del Campo, San Diego, California 92127. Our main phone number is (858) 451-6120.

RISKS  AND  UNCERTAINTIES
LIMITED OPERATING HISTORY: The Company began its check cashing operations in 1998 and has been inactive for the past two years. Additionally, the Company entered the PEO business in January 2003. Accordingly, the Company has a limited operating history and its business and prospects must be considered in light of the risks and uncertainties to which early stage companies in rapidly evolving industries such as automated check cashing and professional employment services are exposed. The Company cannot provide assurances that its business strategy will be successful or that the Company will successfully address these risks and the risks described herein.

IF WE ARE UNABLE TO SECURE FUTURE CAPITAL, WE WILL BE UNABLE TO CONTINUE OUR OPERATIONS.

Our business has not been profitable in the past and it may not be profitable in the future. We may incur losses on a quarterly or annual basis for a number of reasons, some within and others outside our control. See "Potential Fluctuation in Our Quarterly Performance." The growth of our business will require the commitment of substantial capital resources. If funds are not available from operations, we will need additional funds. We may seek such additional funding through public and private financing, including debt or equity financing.
Adequate funds for these purposes, whether through financial markets or from other sources, may not be available when we need them. Even if funds are available, the terms under which the funds are available to us may not be acceptable to us. Insufficient funds may require us to delay, reduce or eliminate some or all of our planned activities.

To successfully execute our current strategy, we will need to improve our working capital position. The report of our independent auditors accompanying the Company's December 31, 2001 financial statements includes an explanatory paragraph indicating there is a substantial doubt about the Company's ability to continue as a going concern, due primarily to the decreases in our working capital and net worth. The Company plans to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs, with interim cash flow deficiencies being addressed through additional equity financing.

NEED FOR FUTURE CAPITAL: The Company's business has not been profitable in the past and it may not be profitable in the future. The Company may incur losses on a quarterly or annual basis for a number of reasons, some within and others outside its control. The growth of the Company's business will require the commitment of substantial capital resources. If funds are not available from operations, the Company will need additional funds. The Company has sought and will continue to seek such additional funding through public and private financing, including debt or equity financing. Adequate funds for these purposes, whether through financial markets or from other sources, may not be available when needed. Even if funds are available, the terms under which the funds are available may not be acceptable to the Company. Insufficient funds may require the delay, reduction, or elimination of some or all of the Company's planned activities.

POTENTIAL FLUCTUATION IN QUARTERLY PERFORMANCE: Quarterly operating results can fluctuate significantly depending on a number of factors, any one of which could have a material adverse effect on the Company's results of operations. The factors include: the timing of product/services announcements and subsequent introductions of new or enhanced products and/or services by the Company and by its competitors, the availability and cost of inventories, the market acceptance of products and services, changes in the Company's prices and in the Company's competitors' prices, the timing of expenditures for staffing and related support costs, the extent and success of advertising, research and development expenditures, and changes in general economic conditions.

The Company may experience significant quarterly fluctuations in revenues and operating expenses as it introduces new products and services; especially as it enters the PEO business. Furthermore, quarterly results are not necessarily indicative of future performance for any particular period.

RISK OF TECHNICAL PROBLEMS OR PRODUCT DEFECTS: There can be no assurances that, despite testing and quality assurance efforts that may be performed by the Company and/or its manufactures and subcontractors, that technical problems or product defects will not be found. These problems or product defects could result in the loss or delay in market acceptance and sales, diversion of development resources, injury to the Company's reputation, and/or increased service and support costs, any one of which could have material adverse effects on the Company's business, financial condition, and results in operation.

GOVERNMENT REGULATION: The Company is subject to regulation in several jurisdictions in which it operates, including jurisdictions that regulate check cashing fees and payday advance fees. The Company could also become subject to federal and state regulations relating to the reporting and recording of certain currency transactions. There can be no assurance that additional state or federal statutes or regulations will not be enacted at some future date which could inhibit the ability of the Company to expand, significantly decrease the service charges for check cashing, payday advances and/or other services, or prohibit or more stringently regulate the sale of certain goods and services, which could cause a significant adverse effect on the Company's future prospects.

SINCE OUR COMPETITORS HAVE GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO, WE MAY EXPERIENCE A REDUCTION IN MARKET SHARE AND REVENUES.

The markets for our products and services are highly competitive and rapidly changing. Some of our current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources than we do. Our ability to compete in our markets depends on a number of factors, some within and others outside our control. These factors include: the frequency and success of product and services introductions by us and by our competitors, the selling prices of our products and services and of our competitors' products and services, the performance of our products and of our competitors' products, product distribution by us and by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support offered by us and by our competitors.

The PEO industry is highly fragmented. While many of our competitors have limited operations, there are several PEO companies equal or substantially greater in size than ours. We also encounter competition from "fee-for-service" companies such as payroll processing firms, insurance companies, and human resources consultants. The large PEO companies have substantially more resources than us and provide a broader range of resources than we do.

IF WE ACQUIRE COMPLEMENTARY BUSINESSES, WE MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE THEM INTO OUR CURRENT OPERATIONS, WHICH WOULD ADVERSELY AFFECT OUR OVERALL FINANCIAL PERFORMANCE.

In order to grow our business, we may acquire businesses that we believe are complementary. To successfully implement this strategy, we must identify suitable acquisition candidates, acquire these candidates on acceptable terms, integrate their operations and technology successfully with ours, retain existing customers and maintain the goodwill of the acquired business. We may fail in our efforts to implement one or more of these tasks. Moreover, in pursuing acquisition opportunities, we may compete for acquisition targets with other companies with similar growth strategies. Some of these competitors may be larger and have greater financial and other resources than we do. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Our overall financial performance will be materially and adversely affected if we are unable to manage internal or acquisition-based growth effectively. Acquisitions involve a number of risks, including: integrating acquired products and technologies in a timely manner, integrating businesses and employees with our business, managing geographically-dispersed operations, reductions in our reported operating results from acquisition-related charges and amortization of goodwill, potential increases in stock compensation expense and increased compensation expense resulting from newly-hired employees, the diversion of management attention, the assumption of unknown liabilities, potential disputes with the sellers of one or more acquired entities, our inability to maintain customers or goodwill of an acquired business, the need to divest unwanted assets or products, and the possible failure to retain key acquired personnel.

Client satisfaction or performance problems with an acquired business could also have a material adverse effect on our reputation, and any acquired business could significantly under perform relative to our expectations. We cannot be certain that we will be able to integrate acquired businesses, products or technologies successfully or in a timely manner in accordance with our strategic objectives, which could have a material adverse effect on our overall financial performance.

In addition, if we issue equity securities as consideration for any future acquisitions, existing stockholders will experience ownership dilution and these equity securities may have rights, preferences or privileges superior to those of our common stock.

DEVELOPING MARKETS AND APPLICATIONS: The markets for the Company's products and services are relatively new and are still developing. Management believes that there has been growing market acceptance for check cashing services. The Company cannot be certain, however, that these markets will continue to grow. Other technologies are constantly evolving and improving. The Company cannot be certain that products and services based on these other technologies will not have a material adverse effect on the demand for its products and services.

DEPENDENCE UPON SUPPLIERS: The Company depends on acquiring products and software from outside suppliers. The Company relies heavily on these suppliers for upgrades and support. The Company cannot be certain that all of its suppliers will continue to make their products and technologies available to the Company, or that these suppliers will not provide their products and technologies to other companies simultaneously.

COMPONENT AVAILABILITY AND COST; DEPENDENCE ON SINGLE SOURCES: The Company presently outsources the production of some of its manufactured products through a number of vendors. These vendors assemble products, using components purchased by the Company from other sources or from their own inventory. The terms of supply contracts are negotiated separately in each instance. Although the Company has not experienced any difficulty in the past in engaging contractors or in purchasing components, present vendors may not have sufficient capacity to meet projected market demand for the Company's products and alternative production sources may not be available without undue disruption.

While most components are available locally from multiple vendors, certain components used in Greenland products are only available from single sources. Although alternative suppliers are readily available for many components, for some components the process of qualifying replacement suppliers, replacing tooling or ordering and receiving replacement components could take several months and cause substantial disruption to operations. Any significant increase in component prices or decrease in component availability could have a material adverse effect on the Company's business and overall financial performance.

DEPENDENCE ON KEY PERSONNEL: The success of the Company is dependent, in part, upon its ability to attract and retain qualified management and technical personnel. Competition for these personnel is intense, and the Company will be adversely affected if it is unable to attract additional key employees or if it loses one or more key employees. The Company may not be able to retain its key personnel.

POSSIBILITY OF CHALLENGE TO PRODUCTS OR INTELLECTUAL PROPERTY RIGHTS: The Company intends to protect its technology by filing copyright and patent applications for the patentable technologies that it considers important to the development of its business. The Company also intends to rely upon trade secrets, know-how and continuing technological innovations to develop and maintain competitive advantage.

The Company has filed a copyright application with the U. S. Patent and Trademark Office with respect to its server technology. The Company may file patent applications with respect to its kiosk system and any other technology it has developed for use with the MAXcash ABM. There can be no assurance that any U.S. Patent application filed by the Company, if and when filed, will be granted or, if obtained, will sufficiently protect the Company's proprietary rights.

Even if the patents the Company applies for are granted, they do not confer on the Company the right to manufacture and market products if such products infringe patents held by others. The Company has not undertaken or conducted any comprehensive patent infringement searches or studies. If any such third parties hold any such conflicting rights, the Company may be required in the future to stop making, using or selling its products or to obtain licenses from and pay royalties to others, which could have a significant and material adverse effect on the Company. Further, in such event, there can be no assurance that the Company would be able to obtain or maintain any such licenses on acceptable terms or at all.

Additionally, competitors may assert that the Company infringes their patent rights. If the Company fails to establish that it has not violated the asserted rights, it could be prohibited from marketing the products that incorporate the technology and it could be liable for damages. The Company could also incur substantial costs to redesign its products or to defend any legal action taken against it.

RELIANCE ON INDIRECT DISTRIBUTION: Sales of the MAXcash ABM are principally made through distributors, which may carry competing product lines. These distributors could reduce or discontinue sales of Greenland products, which could materially and adversely affect the future success of the Company. These independent distributors may not devote the resources necessary to provide effective sales and marketing support of Greenland products. In addition, distributors are not required to carry any inventory of MAXcash ABM systems. These distributors are substantially dependent on general economic conditions and other unique factors affecting the Company's markets. Management believes that the growth and success of the Company, in the near-term, will depend in part upon its distribution channels. The business could be materially and adversely affected if the Company's distributors fail to provide sales of the Company's products.

INCREASES IN HEALTH INSURANCE PREMIUMS, UNEMPLOYMENT TAXES, AND WORKERS' COMPENSATION RATES WILL HAVE A SIGNIFICANT EFFECT ON OUR FUTURE FINANCIAL PERFORMANCE.

Health insurance premiums, state unemployment taxes, and workers' compensation rates are, in part, determined by our claims experience, and comprise a significant portion of our direct costs. We employ risk management procedures in an attempt to control claims incidence and structure our benefits contracts to provide as much cost stability as possible. However, should we experience a large increase in claims activity, the unemployment taxes, health insurance premiums, or workers' compensation insurance rates we pay could increase. Our ability to incorporate such increases into service fees to clients is generally constrained by contractual agreements with our clients. Consequently, we could experience a delay before such increases could be reflected in the service fees we charge. As a result, such increases could have a material adverse effect on our financial condition or results of operations.

WE CARRY SUBSTANTIAL LIABILITY FOR WORKSITE EMPLOYEE PAYROLL AND BENEFITS COSTS.

Under our client service agreements, we become a co-employer of worksite employees and we assume the obligations to pay the salaries, wages, and related benefits costs and payroll taxes of such worksite employees. We assume such obligations as a principal, not merely as an agent of the client company. Our obligations include responsibility for (a) payment of the salaries and wages for work performed by worksite employees, regardless of whether the client company makes timely payment to us of the associated service fee; and (2) providing benefits to worksite employees even if the costs incurred by us to provide such benefits exceed the fees paid by the client company. If a client company does not pay us, or if the costs of benefits provided to worksite employees exceed the fees paid by a client company, our ultimate liability for worksite employee payroll and benefits costs could have a material adverse effect on the Company's financial condition or results of operations.

AS A MAJOR EMPLOYER, OUR OPERATIONS ARE AFFECTED BY NUMEROUS FEDERAL, STATE, AND LOCAL LAWS RELATED TO LABOR, TAX, AND EMPLOYMENT MATTERS.

By entering into a co-employer relationship with employees assigned to work at client company locations, we assume certain obligations and responsibilities or an employer under these laws. However, many of these laws (such as the Employee Retirement Income Security Act ("ERISA") and federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as PEOs; and the definition of "employer" under these laws is not uniform. Additionally, some of the states in which we operate have not addressed the PEO relationship for purposes of compliance with applicable state laws governing the employer/employee relationship. If these other federal or state laws are ultimately applied to our PEO relationship with our worksite employees in a manner adverse to the Company, such an application could have a material adverse effect on the Company's financial condition or results of operations.

While many states do not explicitly regulate PEOs, 21 states have passed laws that have licensing or registration requirements for PEOs, and several other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. There can be no assurance that we will be able to satisfy licensing requirements of other applicable relations for all states. Additionally, there can be no assurance that we will be able to renew our licenses in all states.

THE MAINTENANCE OF HEALTH AND WORKERS' COMPENSATION INSURANCE PLANS THAT COVER WORKSITE EMPLOYEES IS A SIGNIFICANT PART OF OUR BUSINESS.

The current health and workers' compensation contracts are provided by vendors with whom we have an established relationship, and on terms that we believe to be favorable. While we believe that replacement contracts could be secured on competitive terms without causing significant disruption to our business, there can be no assurance in this regard.

OUR STANDARD AGREEMENTS WITH PEO CLIENTS ARE SUBJECT TO CANCELLATION ON 60-DAYS WRITTEN NOTICE BY EITHER THE COMPANY OR THE CLIENT.

Accordingly, the short-term nature of these agreements make us vulnerable to potential cancellations by existing clients, which could materially and adversely affect our financial condition and results of operations. Additionally, our results of operations are dependent, in part, upon our ability to retain or replace client companies upon the termination or cancellation of our agreements.

A NUMBER OF LEGAL ISSUES REMAIN UNRESOLVED WITH RESPECT TO THE CO-EMPLOYMENT AGREEMENT BETWEEN A PEO AND ITS WORKSITE EMPLOYEES, INCLUDING QUESTIONS
CONCERNING THE ULTIMATE LIABILITY FOR VIOLATIONS OF EMPLOYMENT AND DISCRIMINATION LAWS.

Our client service agreement establishes a contractual division of responsibilities between the Company and our clients for various personnel management matters, including compliance with and liability under various government regulations. However, because we act as a co-employer, we may be subject to liability for violations of these or other laws despite these contractual provisions, even if we do not participate in such violations. Although our agreement provides that the client is to indemnify the Company for any liability attributable to the conduct of the client, we may not be able to collect on such a contractual indemnification claim, and thus may be responsible for satisfying such liabilities. Additionally, worksite employees may be deemed to be agents of the Company, subjecting us to liability for the actions of such worksite employees.

VOLATILITY OF STOCK PRICE: The market price of Greenland's common stock historically has fluctuated significantly. The Company's stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to Greenland's business; fluctuations in the Company's operating results; announcements of technological innovations, new products or enhancements by the Company or its competitors; general conditions in the markets served by the Company; general conditions in the U.S. economy; developments in patents or other intellectual property rights; and developments in the Company's relationships with its customers and suppliers.

In addition, in recent years, the stock market in general, and the market for shares of technology stocks in particular, have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Similarly, the market price of Greenland common stock may fluctuate significantly based upon factors unrelated to the Company's operating performance.

IF OUR OPERATIONS CONTINUE TO RESULT IN A NET LOSS, NEGATIVE WORKING CAPITAL AND A DECLINE IN NET WORTH, AND WE ARE UNABLE TO OBTAIN NEEDED FUNDING, WE MAY BE FORCED TO DISCONTINUE OPERATIONS.

For several recent periods, up through the present, we had a net loss, negative working capital and a decline in net worth, which raises substantial doubt about our ability to continue as a going concern. Our losses have resulted primarily from an inability to achieve revenue targets due to insufficient working capital. Our ability to continue operations will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. Although we have reduced our work force and suspended some of our operations, if we are unable to achieve the necessary product sales or raise or obtain needed funding, we may be forced to discontinue operations.

ABSENCE OF DIVIDENDS: The Company has not paid any cash dividends on its common stock to date and it does not anticipate paying cash dividends in the foreseeable future.

LIQUIDITY OF COMMON STOCK: Trading of Greenland common stock is conducted over-the-counter through the NASD Electronic Bulletin Board and covered by Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

The Securities and Exchange Commission adopted regulations that generally define a "penny stock" as any equity security that has a market price of less than $5.00 per share. Additionally, if the equity security is not registered or authorized on a national securities exchange or the Nasdaq and the issuer has net tangible assets under $2,000,000, the equity security also would constitute a "penny stock." Greenland common stock does constitute a penny stock because our common stock has a market price less than $5.00 per share and our common stock is not quoted on Nasdaq. As Greenland common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving Greenland common stock, of a disclosure schedule explaining the penny stock market and the risks associated with it. Furthermore, the ability of broker/dealers to sell Greenland common stock and the ability of shareholders to sell Greenland common stock in the secondary market may be limited. As a result, the market liquidity for Greenland common stock is adversely affected. The Company can provide no assurance that trading in Greenland common stock will not be subject to these or other regulations in the future, which may negatively affect the market for Greenland common stock. Furthermore, this lack of liquidity also may make it more difficult for the Company to raise capital in the future.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains some forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking words like "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe" or other similar words. Similarly, statements that describe our future expectations, objectives and goals or contain projections of our future results of operations or financial condition are also forward-looking statements. Our future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed under the heading "Risk Factors" and in other cautionary statements in this prospectus.

                        PROCEEDS FROM SALE OF THE SHARES

All of the shares of common stock in this Offer Prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of the shares of common stock, but if all of the options exercised we will receive $227,000 in connection with the exercise of stock options relating to such shares of common stock. We intend to use these funds for working capital.

                              SELLING STOCKHOLDERS
The shares offered under our Offer Prospectus are being registered for Offers and Sales by selling stockholders who have or may in the future acquire their shares of our common stock by exercising options granted to them under our Amended 1999 Stock Option Plan. The selling stockholders named in the following table may resell all, a portion, or none of these shares of our common stock. There is no assurance that any of the selling stockholders will sell any or all of the shares of our common stock offered by them.

Participants under the Amended 1999 Stock Option Plan who are deemed to be "affiliates" of the Company who acquire shares of our common stock may be added to the selling stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The following table sets forth certain information concerning the Affiliated selling stockholders as of the date of this Offer Prospectus, and as adjusted to reflect the sale by the affiliated selling stockholders of the shares of our common stock offered, assuming sale of all of the shares offered:

Name . . . . . . . . . . .  Shares Beneficially Owned   Number of Shares Offered
                            Prior to the Offering (1)   by the Prospectus (2)(3)
                            Number                      Percent                    Number     Percent(4)
                            --------------------------  -------------------------  ---------  ----------
Thomas Beener
   Chief Executive Officer                     569,135                        0.4  5,000,000         3.7
Brian Bonar
   Chairman of the Board .                      40,000                        0.0  3,000,000         2.2
Robert A. Dietrich
  Director . . . . . . . .                           0                        0.0  2,500,000         1.9
Eric W. Gaer
  Director . . . . . . . .                     240,000                        0.2  2,500,000         1.9
Richard H. Green
  Director . . . . . . . .                           0                        0.0  2,500,000         1.9
Gene Cross
  Director . . . . . . . .                     210,000                        0.2  2,500,000         1.9
George Godwin
  General Counsel. . . . .                      12,000                        0.0  2,500,000         1.9
Stephen J. Fryer
   Advisor . . . . . . . .                           0                        0.1  2,000,000         1.5
Michelle Lester
  Employee . . . . . . . .                     487,500                        0.4    100,000         0.1
Amal Saab
   Employee. . . . . . . .                   1,226,113                        0.9    100,000         0.1

(1) Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Offer Prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2) Includes all Shares issued to such named individuals upon the exercise of options granted under the Amended 1999 Stock Option Plan.

(3) Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares of common stock offered shall be determined from time to time by each selling stockholder in his or her sole discretion.

(4)  Based  upon  134,092,168  shares  outstanding  as  of  April  22,  2003.

                        HOW THE SHARES MAY BE DISTRIBUTED

The selling stockholders may sell shares of our common stock in various ways and at various prices. Some of the methods by which the selling stockholders may sell their shares of common stock include:

- ordinary brokerage transactions and transactions in which the broker solicits purchasers;

-     privately  negotiated  transactions;

- block trades in which the broker or dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker or dealer as principal and resale by that broker or dealer for the selling stockholder's account under this Offer Prospectus;

-     sales  under  Rule  144  rather  than  by  using  this  Offer  Prospectus;

-     a  combination  of  any  of  these  methods  of  sale;  and

-     any  other  legally  permitted  method.

The  applicable  sales  price  may  be  affected  by  the  type  of transaction.

The selling stockholders may also pledge their shares of common stock as collateral for a margin loan under their customer agreements with their brokers. If there is a default by the selling stockholders, the brokers may offer and sell the pledged shares of common stock.

Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if the broker-dealer acts as agent for the purchaser of the shares of common stock, from that purchaser) in amounts to be negotiated. These commissions are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling stockholders in connection with sales of the shares of common stock.

Any broker-dealers or agents that participate with the selling stockholders in sales of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed broker-dealers. In addition, the shares of common stock may not be sold unless they have been registered or qualified for sale in the relevant state or unless the shares of common stock qualify for an exemption from registration or qualification.

We have agreed to pay all fees and expenses incident to the registration of the shares of common stock.

The selling stockholders and other persons participating in the distribution of the shares of common stock offered under this Offer Prospectus are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934, in connection with sales of the shares of common stock.

                                  LEGAL OPINION

Thomas Beener, Esq., has advised us with respect to the validity of the securities offered by this prospectus.

                                     EXPERTS

The financial statements included in our annual report on Form 10-K incorporated by reference in this Offer Prospectus have been audited by Kabani & Company, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report or document we file at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0880 for more information about the public reference rooms. Our Securities and Exchange Commission filings are also available from the Securities and Exchange Commission's website located at www.sec.gov.
                                                                    -----------

Quotations for the prices of our common stock appear on the Nasdaq National Market, and reports, proxy statements and other information about us can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, Form 10-QSB for the quarter(s) ended March 31, 2002, June 30, 2002, and September 30, 2002, Definitive Proxy 14A filed August 9, 2002, and the Greenland Corporation Amended 1999 Stock Option Plan approved by shareholders on August 23, 1999 under the Securities Exchange Act of 1934 are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement of the extent that such statement is replaced or modified by a statement contained in this Registration Statement.

This Offer Prospectus, which is a part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, the registration statement, as permitted by the SEC's rules and regulations. For further information with respect to us and the common stock offered under this Offer Prospectus, please refer to the registration statement, including the exhibits, copies of which may be obtained from the locations described above. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

You may request, at no cost, a copy of any or all of the information incorporated by reference by writing or telephoning us at: Imaging Technologies Corporation, 17075 Via Del Campo, San Diego, CA 92127, (858) 451-6120.

You should only rely on the information incorporated by reference or provided in this Offer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Offer Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751, as amended, of the General Corporation Laws of Nevada (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

The by-laws of the Company contain provisions indemnifying its directors and officers to the extent permitted by 78.751, as amended, of the General
Corporation  Laws  of  Nevada  (the  "Act"),  as  amended  from  time  to  time.

The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Nevada law.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents filed by Imaging Technologies Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) the Company's annual report on Form 10-K for the fiscal year ended December 21, 2001;

(b) all other reports filed by the Company pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001 through the date hereof;

(c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Section 78.751, as amended, of the General Corporation Laws of Nevada (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

The by-laws of the Company contain provisions indemnifying its directors and officers to the extent permitted by 78.751, as amended, of the General
Corporation  Laws  of  Nevada  (the  "Act"),  as  amended  from  time  to  time.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  applicable.

ITEM  8.  EXHIBITS

The Exhibits to this registration statement are listed in the index to Exhibits.

ITEM  9.  UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on April 22, 2003.

GREENLAND  CORPORATION

By   /s/   Thomas  Beener

_________________________________________
Thomas  Beener,  Chief  Executive  Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Beener as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE. . . . . . . . . . . . . .  TITLE           DATE
------------------------------------  --------------  --------------

/s/ Thomas Beener
  President, and Chief Executive . .  April 22, 2003
Thomas Beener. . . . . . . . . . . .  Officer
------------------------------------
/s/Brian Bonar
Brian Bonar. . . . . . . . . . . . .  April 22, 2003
  Chairman of the Board of Directors
/s/ Eric W. Gaer
    April 22, 2003
Eric W. Gaer . . . . . . . . . . . .  Director
/s/ Robert A. Dietrich
    April 22, 2003
Robert A. Dietrich . . . . . . . . .  Director
------------------------------------
/s/ George Godwin
George Godwin. . . . . . . . . . . .  Director        April 22, 2003
------------------------------------

/s/ Gene Cross
    April 22, 2003
Gene Cross . . . . . . . . . . . . .  Director
------------------------------------
S/s Richard H. Green
Richard H. Green . . . . . . . . . .  Director        April 22, 2003


                                INDEX TO EXHIBITS

5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

10.3  Amended  1999  Stock  Option  Plan

23.1  Consent  of  Kabani,  Inc.

23.2  Consent  of  Counsel  (included  as  part  of  Exhibit  5.1)

24    Power  of  Attorney  (Contained  within  Signature  Page)